UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) —April 5, 2007

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	000-51686 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (780) 992-5626
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Event.
Please see Exhibit “99.1” attached
Item 9.01     Financial Statements and Exhibits
Exhibits
99.1 — Press Release “NUCRYST Pharmaceuticals Annual General Meeting of Shareholders”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

Dated: April 9, 2007

Exhibit 99.1
NUCRYST Pharmaceuticals Corp.
Annual General Meeting of Shareholders
Thursday, May 3, 2007
Kellogg Room
Hilton Boston Financial District
89 Broad St., Boston, MA
10:00 a.m. EDT
NUCRYST Pharmaceuticals Corp. will hold its Annual General Meeting of Shareholders and Investor Briefing on Thursday, May 3, 2007 at 10:00 a.m. EDT. The meeting will be held at the Hilton Boston Financial District, Kellogg Room, 89 Broad Street in Boston. An agenda has been posted on the NUCRYST website, www.nucryst.com.
Both the meeting and investor briefing will be webcast live at www.nucryst.com. An audio file of the webcast will be archived and posted on the NUCRYST website.
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using its patented atomically disordered nanocrystalline silver technology. Smith & Nephew plc sell a range of advanced wound care products under their Acticoat™ trade mark: Acticoat™ products incorporate NUCRYST’s SILCRYST™ coatings and are sold in over 30 countries. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by both infection and inflammation. The Company has developed its proprietary nanocrystalline silver in a powder form for use as an active pharmaceutical ingredient, referred to as NPI 32101.
A more detailed discussion of NUCRYST’s 2006 year end results can be found in the 2006 Consolidated Financial Statements and Management’s Discussion and Analysis, which are available at www.sec.gov and www.sedar.com and in NUCRYST’s 2006 Annual Report on Form 10-K, which will be available on the same websites. NUCRYST filings are also available at www.nucryst.com/Regulatory_Filings.htm.

For more information, please contact:
Gillian McArdle
416-504-8464
info@nucryst.com